EXHIBIT 99.1 Press Release dated August 10, 2017

FOR IMMEDIATE RELEASE

Contact:    Michael Lesler

                   (973) 473-2200

CLIFTON BANCORP INC.

ANNOUNCES RESULTS OF ITS ANNUAL MEETING OF STOCKHOLDERS

August 10, 2017 Clifton, New Jersey — Clifton Bancorp Inc., (the “Company”) (NasdaqGS: CSBK), the holding company for Clifton Savings Bank, announced today the results of its annual meeting of stockholders that was held on August 9, 2017. Approximately 92.1% of all outstanding shares were present or represented by proxy. Director nominees, Paul M. Aguggia and Cynthia Sisco, received affirmative votes of approximately 98.5% and 96.9%, respectively, of the votes cast, excluding abstentions and broker non votes. Mr. Aguggia and Ms. Sisco have been re-elected to serve three year terms, expiring in 2020. 98.5% of the votes cast voted in favor of the ratification of the appointment of BDO USA, LLP as independent auditors for the Company for the fiscal year ending March 31, 2018. 92.7% of the votes cast voted in favor of the advisory vote on the compensation of the Company’s named executive officers. 89.7% of the votes cast voted in favor of a one year frequency on the advisory vote on the compensation of the Company’s named executive officers.